mod2.doc

                             MODIFICATION AGREEMENT


DATE:                          December 31, 1997

PARTIES:      Borrower:    Zevex, Inc.

                  Bank:    Bank One, Utah, NA, a national banking association

RECITALS:

     A. Bank has extended to Borrower credit ("Loan") in the principal amount of $1,000,000.00 pursuant to the Line of Credit Loan Agreement dated September 29, 1997 ("Loan Agreement"). The unpaid principal of the Loan as of the date hereof is $-0-.

     B. The Loan and/or guaranty of Loan is secured by, among other things, the Security Agreement - Accounts Receivable and Inventory, dated September 29, 1997 by Borrower for the benefit of Bank (the agreements, documents, and instruments securing the Loan are referred to individually and collectively as the ("Security Documents").

     C. The Loan Agreement, the Security Documents, any arbitration resolution, and all other agreements, documents, and instruments evidencing, securing, or otherwise relating to the Loan are sometimes referred to individually and collectively as the "Loan Documents".

D. Borrower has requested that Bank modify the Loan and the Loan Documents as provided herein. Bank is willing to so modify the Loan and the Loan Documents, subject to the terms and conditions herein.

AGREEMENT:

     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Bank agree as follows:

1. ACCURACY OF RECITALS.

     Borrower acknowledges the accuracy of the Recitals.

2. MODIFICATION OF LOAN DOCUMENTS.

     2.1 The Loan Documents are modified as follows:

     2.1.1. The defined terms contained in Section 2.A. of the Loan Agreement are hereby amended and restated to read as follows:

     A Borrowing Base Certificate@ means the certificate in the form and substance satisfactory to Bank, attached hereto as Exhibit AA@.



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     "Eligible  Accounts  Receivable"  means an Account  owing to  Borrower,  as determined by Bank in its sole and absolute discretion, which has arisen from the delivery and/or shipment of products previously made and/or from services rendered for which an invoice has been issued by Borrower to its customer ("Customer") and (a) which amount is not subject to any offset, counterclaim or defense asserted by the Customer, (b) which amount is subject to a perfected security interest in favor of Bank and is not subject to any other security interest, lien, claim or encumbrance, and (c) which amount has not remained unpaid for more than 59 days after the due date of the related invoice, (d) where not more than fifteen percent (15%) of the total amount owing from a Customer accounting for 5% or more of the total amount owing to Borrower has remained unpaid for more than 89 days after the due date of the related invoice(s), excepting amounts due from Allergan, Mentor, Alaris and Paradigm,
(e) amounts due from Allergan, Mentor, Alaris and Paradigm which have not remained unpaid for more than 30 days after the due date of the related invoice and do not exceed 25% of the total accounts owing to Borrower, (f) which amount is not an uninsured amount owing from a customer located in a foreign country,
(g) which amount is not owing from the United States of America or any agency, department of subdivision thereof, unless a properly executed assignment of claims has been received by Bank, (h) which amount is not the subject of any threatened or actual litigation, (I) which amount is not owing from a Customer who is also a supplier or creditor of the Borrower, (j) which amount is not owing from a Subsidiary, Affiliate, officer or employee of the Borrower or an intercompany transaction, (k) which amounts are not cash, C.O.D. accounts or deposit payments for future products, and (l) which amounts are not consignment accounts, manufacturer representative accounts, buy/sell accounts, or bill and hold accounts.

     "Eligible Inventory" means the Inventory (valued at the lower of cost or market) of Borrower as determined by Bank in its sole and absolute discretion, to be (a) in good condition and salable in the ordinary course of Borrower's business, (b) owned by Borrower free and clear of any mortgages, liens, security interests, claims, encumbrances or rights of others, excepting only the security interest in favor of Bank, subject to a perfected security interest in favor of bank, (d) not subject to any consignment to any Customer, (e) not acquired by Borrower in or as part of a bulk transfer of sale or assets unless Borrower has complied with all applicable bulk sales or bulk transfer laws, and (f) Work in progress and unsaleable raw materials.

    ALine  of  Credit   Limit@   means  Five   Million   and   00/100   Dollars
($5,000,000.00).

     2.1.2. There shall be added a new paragraph J. to Section 12 bearing the heading NEGATIVE COVENANTS which shall read as follows:

     J. Acquisitions. Enter into any acquisitions over $5,000,000.00 per fiscal year without prior written approval of Bank.

     2.1.3. Section 13.A. bearing the heading FINANCIAL COVENANTS of the Loan Agreement is modified to read in its entirety as follows:

     A. Debt Coverage. The Borrower will maintain on a consolidated basis as of the end of each fiscal year a ratio of (earnings before interest expense + depreciation + amortization) less unrealized gains/(losses) on securities, divided by the sum of (current maturities of long term debt and capital lease payments and interest expense) of not less than 1.4 to 1.0.

     2.1.4. Section 13.B. bearing the heading FINANCIAL COVENANTS of the Loan Agreement is modified to read in its entirety as follows:

     B. Tangible Net Worth. At each date as set forth below the Borrower will achieve and maintain a consolidated tangible net worth of not less than:

            Date:                                   Tangible Net Worth:

            December 31, 1997                           $10,000,000.00
            December 31, 1998                           $15,000,000.00

     2.1.5. The additional percentage points (AMargin@) to be added to the Loan Index Rate are 0.0 percentage points. The Loan Interest Rate payable on Advances made under the Line of Credit as of the date of this agreement is 8.5% per annum.

     2.2 Each of the Loan Documents is modified to provide that it shall be a default or an event of default thereunder if Borrower shall fail to comply with any of the covenants of Borrower herein or if any representation or warranty by Borrower herein is materially incomplete, incorrect, or misleading as of the date hereof.

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     2.3 Each reference in the Loan Documents to any of the Loan Documents shall be a reference to such document as modified herein.

3.   RATIFICATION OF LOAN DOCUMENTS AND COLLATERAL.

The Loan Documents are ratified and affirmed by Borrower and shall remain in full force and effect as modified herein. Any property or rights to or interests in property granted as security in the Loan Documents shall remain as security for the Loan and the obligations of Borrower in the Loan Documents.

4.   BORROWER REPRESENTATIONS AND WARRANTIES.

     Borrower represents and warrants to Bank:

     4.1 No default or event of default under any of the Loan Documents as modified herein, nor any event, that, with the giving of notice or the passage of time or both, would be a default or an event of default under the Loan Documents as modified herein has occurred and is continuing.

     4.2 There has been no material adverse change in the financial condition of Borrower or any other person whose financial statement has been delivered to Bank in connection with the Loan from the most recent financial statement received by Bank.

     4.3 Each and all representations and warranties of Borrower in the Loan Documents are accurate on the date hereof.

     4.4 Borrower has no claims, counterclaims, defenses, or set-offs with respect to the Loan or the Loan Documents as modified herein.

     4.5 The Loan Documents as modified herein are the legal, valid, and binding obligations of Borrower, enforceable against Borrower in accordance with their terms.

     4.6 Borrower is validly existing under the laws of the State of its formation or organization and has the requisite power and authority to execute and deliver this Agreement and to perform the Loan Documents as modified herein. The execution and delivery of this Agreement and the performance of the Loan Documents as modified herein have been duly authorized by all requisite action by or on behalf of Borrower. This Agreement has been duly executed and delivered on behalf of Borrower.

5.   BORROWER COVENANTS.

     Borrower covenants with Bank:

     5.1 Borrower shall execute, deliver, and provide to Bank such additional agreements, documents, and instruments as reasonably required by Bank to effectuate the intent of this Agreement.

     5.2 Borrower fully, finally, and forever releases and discharges Bank and its successors, assigns, directors, officers, employees, agents, and representatives from any and all actions, causes of action, claims, debts, demands, liabilities, obligations, and suits, of whatever kind or nature, in law or equity of Borrower, whether now known or unknown to Borrower, (I) in respect of the Loan, the Loan Documents, or the actions or omissions of Bank in respect of the Loan or the Loan Documents and (ii) arising from events occurring prior to the date of this Agreement.

     5.3 Contemporaneously with the execution and delivery of this Agreement, Borrower has paid to Bank:

     5.3.1 All accrued and unpaid interest under the Loan Agreement and all amounts, other than interest and principal, due and payable by Borrower under the Loan Documents as of the date hereof.

     5.3.2 All the internal and external costs and expenses incurred by Bank in connection with this Agreement (including, without limitation, inside and outside attorneys, title, filing, and recording costs, expenses, and fees).

     5.3.3 A commitment fee of $4,170.00.

6. EXECUTION AND DELIVERY OF AGREEMENT BY BANK.

     Bank shall not be bound by this Agreement until (I) Bank has executed and delivered this Agreement, (ii) Borrower has performed all of the obligations of Borrower under this Agreement to be performed contemporaneously with the execution and delivery of this Agreement, (iii) if required by Bank, Borrower and any guarantor(s) of the Loan have executed and delivered to Bank an arbitration resolution, and (iv) each guarantor of the Loan has executed the Consent of Guarantor(s) below.

7. INTEGRATION, ENTIRE AGREEMENT, CHANGE, DISCHARGE, TERMINATION, OR WAIVER.

     The Loan Documents as modified herein contain the complete understanding and agreement of Borrower and Bank in respect of the Loan and supersede all prior representations, warranties, agreements, arrangements, understandings, and negotiations. No provision of the Loan Documents as modified herein may be changed, discharged, supplemented, terminated, or waived except in a writing signed by the parties thereto.

8.   BINDING EFFECT.

     The Loan Documents as modified herein shall be binding upon and shall inure to the benefit of Borrower and Bank and their respective successors and assigns.

9.   CHOICE OF LAW.

     This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona, without giving effect to conflicts of law principles.

10.  COUNTERPART EXECUTION.

     This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Signature pages may be detached from the counterparts and attached to a single copy of this Agreement to physically form one document. DATED as of the date first above stated.

BANK:                                                BORROWER::

BANK ONE, UTAH, NA,                              ZEVEX, INC.
a national banking association

BY: /s/ Randy S. Cameron                BY: /s/ Phillip L. McStotts
     Randy S. Cameron                               Phillip L. McStotts
Its: Sr. Vice President                             Its: CFO

                             CONSENT OF GUARANTOR(S)


     The undersigned (i) consent to the modification of the Loan Documents and all other matters in the foregoing Agreement, (ii) reaffirm the Continuing Guaranty, dated September 29, 1997 and any other agreements, documents and instruments securing or otherwise relating thereto ("Guarantor Documents"),
(iii) acknowledge that the Guarantor Documents continue in full force and effect, remain unchanged, except as specifically modified hereby, and are valid, binding and enforceable in accordance with their respective terms, (iv) agree that all references, if any, in the Guarantor Documents to any of the Loan Documents are modified to refer to those documents as modified by the Agreement, and (v) agree to be bound by the release of Bank set forth in the Agreement.

Dated as of the date of the Agreement.

ZEVEX INTERNATIONAL, INC.

BY:/s/ Phillip L. McStotts
     Phillip L. McStotts, Secretary/Treasurer